Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement Amendment #1 on Form F-1 of our report dated September 26, 2025, relating to the consolidated financial statements of Davion Healthcare Plc and Subsidiary which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Philadelphia, Pennsylvania

September 26, 2025